Exhibit 5.2

March 19, 2014

ING Groep N.V.,

Bijlmerplein 888,

1102 MG Amsterdam,

P.O. Box 1800, 1000 BV Amsterdam,

The Netherlands.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of an unspecified aggregate initial offering price or number of (i) debt securities, which may be senior obligations (the “Senior Debt Securities”) or subordinated obligations (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of ING Groep N.V., a company organized under the laws of The Netherlands (the “Company”), (ii) capital securities (“Capital Securities” and, together with the Debt Securities, the “Securities”) of the Company, (iii) Ordinary Shares of the Company, (iv) Bearer Depositary Receipts in respect of the Ordinary Shares of the Company and (v) Rights entitling the holder to purchase Bearer Depositary Receipts representing Ordinary Shares of the Company, we, as your United States counsel, have examined such corporate records, certificates and other documents, and

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such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1) When the Registration Statement on Form F-3 (the “Registration Statement”) has become effective under the Act, the indenture relating to the Senior Debt Securities has been duly authorized, executed and delivered in substantially the form incorporated by reference as Exhibit 4.4 to the Registration Statement (the “Senior Debt Securities Indenture”), the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Debt Securities Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Debt Securities Indenture and issued and sold as contemplated in the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) When the Registration Statement has become effective under the Act, and the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, dated July 18, 2002, between the

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Company and the Bank of New York Mellon, as trustee, and incorporated by reference as Exhibit 4.3 to the Registration Statement (the “Subordinated Debt Securities Indenture”), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Debt Securities Indenture and issued and sold as contemplated in the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion with respect to the subordination provisions of the Subordinated Debt Securities, which are governed by Dutch law.

(3) When the Registration Statement has become effective under the Act, the indenture relating to the Capital Securities has been duly authorized, executed and delivered in substantially the form of Exhibit 4.5 to the Registration Statement (the “Capital Securities Indenture”), the terms of the Capital Securities and of their issuance and sale have been duly established in conformity with the Capital Securities Indenture so as not to violate any applicable law or result in a default under or breach of any

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agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Capital Securities have been duly executed and authenticated in accordance with the Capital Securities Indenture and issued and sold as contemplated in the Registration Statement, the Capital Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion with respect to the subordination provisions of the Capital Securities, which are governed by Dutch law.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or composite currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or composite currency unit in which a particular Security is denominated into United States dollars will depend on various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of the entry of the judgment.

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The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For the purposes of our opinion, we have assumed that (i) the Company has been duly incorporated and is an existing company organized under the laws of The Netherlands, (ii) each of the Senior Debt Securities Indenture, the Subordinated Debt Securities Indenture and the Capital Securities Indenture has been, or prior to the issuance of any Securities thereunder will have been, duly authorized, executed and delivered in accordance with the laws of The Netherlands and (iii) at or prior to their issuance the Securities will have been duly authorized, executed and delivered in accordance with the laws of The Netherlands. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of Linklaters LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Linklaters LLP.

Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

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In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Securities or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP